Master Services Agreement

For Technical Transfer and Clinical Supply

SynCo Bio Partners B.V.

and

Advaxis, Inc.

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

MASTER SERVICES AGREEMENT

FOR TECHNICAL TRANSFER AND CLINICAL SUPPLY

THIS MASTER SERVICES AGREEMENT (the “Agreement”) is made and entered into as of February 5th, 2014 (“Effective Date”)

BY AND BETWEEN:

Advaxis, Inc., with its registered office at 305 College Road East, Princeton, NJ 08540, the United States of America (hereafter referred to as: “ADVAXIS”),

and

SynCo Bio Partners B.V., with its registered office at Paasheuvelweg 30, 1105 BJ Amsterdam, the Netherlands (hereinafter referred to as: “SYNCO”)

WHEREAS:

-	ADVAXIS is a biopharmaceutical drug development company that engineers and develops live attenuated bacterial based immunotherapies for the treatment of cancer;

-	SYNCO is an independent contract manufacturer, with extensive experience in technology transfer, process development and manufacture of biopharmaceuticals;

-	ADVAXIS is would like to engage SYNCO as a contract manufacturer for the manufacture of the Product (as defined hereinafter);

-	The Product, which to date has been manufactured by ADVAXIS at 50L fermentation scale or less, has been selected by ADVAXIS to be produced at an alternative manufacturing site by an independent contract manufacturer;

-	ADVAXIS desires that SYNCO shall work to optimize the manufacturing process and to manufacture the Product at 200L scale for Clinical Trials (as defined hereafter);

-	In order to be able to produce Product for Clinical Trials it is necessary to transfer ADVAXIS’ existing manufacturing process for the Product to SYNCO;

-	ADVAXIS wishes SYNCO to accept the technology transfer of the Product and to provide process development services and manufacturing services for the Product as stipulated in this Agreement;

VAT number: NL810676497B01	- 2 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

-	ADVAXIS has requested SYNCO to reserve sufficient resources and capacity for the performance by SYNCO of a number of Runs (as defined hereafter) to verify the process transferred under this Agreement, the scale up of the manufacturing process at 200L scale and the manufacturing of the Product;

-	SYNCO has agreed to provide the aforementioned services and to manufacture the Product for Clinical Trials (defined below) on the terms and conditions of this Agreement;

THE PARTIES HAVE AGREED AS FOLLOWS:

Article 1 – Definitions

For the purpose of this Agreement the following terms shall be defined as follows:

1.1	“Affiliate” means: any person or legal entity which controls, or is controlled by or is under common control with either of the Parties. For the purpose of this definition, a person or legal entity shall be deemed to “control” another legal entity if it owns, directly or indirectly, in excess of 50% of the outstanding voting securities or capital stock of such legal entity or any other comparable equity or ownership interest with respect to a legal entity.

1.2	“Agreement” means: this Master Services Agreement including all appendices thereto (the “Appendices”) and the applicable Service Specific Addendum/Addenda. The Appendices and the applicable Service Specific Addendum/Addenda may be amended from time to time in accordance with the provisions hereof.

1.3	“Analytical Test Activities” means: the analytical test activities to be provided by SYNCO in the Analytical Test Phase in accordance with this Agreement, as described in the applicable Service Specific Addendum.

1.4	“Analytical Testing Development Activities” means: the activities, if any, to be provided by SYNCO in the Process Development Phase in accordance with this Agreement, as described in the applicable Service Specific Addendum.

1.5	“Analytical Testing Development Objectives” means: the objectives to be agreed in writing by the Parties at the commencement of the Analytical Testing Development Phase and to be specified in the applicable Service Specific Addendum.

1.6	“Analytical Test Phase” means: the period during which the Analytical Test Activities, if any, to be provided by SYNCO in accordance with this Agreement, as described in the applicable Service Specific Addendum will be carried out.

VAT number: NL810676497B01	- 3 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

1.7	“Applicable Laws” means: (i) with respect to SYNCO, the Laws of the jurisdiction where the Facility is located and the laws of any applicable Regulatory Authority relating to the manufacture, storage and handling of the Product.; and (ii) with respect to ADVAXIS and the Products, the Laws of all jurisdictions where the Products are to be utilized for Clinical Trials, manufactured, distributed by ADVAXIS or its designee(s).

1.8	“Batch” means: a lot resulting from a single Run of Product produced by a single execution of the instructions specified in the Batch Production Record.

1.9	“Batch Production Records” or “BPRs” means: the production records and control records and other supporting documents providing the manufacturing history of a Batch.

1.10	"Certificate of Analysis” or “CoA” means: the certificate of analysis containing the outcome of the analytical testing of the Product corresponding to each Batch as performed according to the GMP Specifications.

1.11	"Certificate of Compliance” or “CoC” means: the certificate of compliance confirming that each Batch of Product is in all material respects manufactured, tested, stored and supplied by SYNCO in compliance with this Agreement and, in as far as applicable, the GMP Specifications and GMP, in all material respects.

1.12	“Claims” means: third party claims for damages, losses, liabilities, costs and expenses.

1.13	“Clinical Studies” or “Clinical Trials” means: the use of the Product pursuant to any protocols which have received or do receive approval by the authorized Regulatory Authorities for the purpose of conducting clinical studies in humans to determine the safety, efficacy or other characteristics of the Product.

1.14	“Confidential Information” means: (a) all information disclosed by either Party to the other Party in writing and designated confidential and (b) all information disclosed by either Party to the other Party orally, provided such oral information is confirmed in writing and designated confidential within thirty (30) days after such disclosure.

1.15	“Draft Procedures” means: the draft procedures to develop a manufacturing process for the Product as described in the applicable Service Specific Addendum.

1.16	“Draft GMP Specifications” means: the draft specifications to be agreed by SYNCO and ADVAXIS in writing after completion of the Process Development Activities prior to the performance of the Engineering Batch.

VAT number: NL810676497B01	- 4 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

1.17	“Engineering Batch” means: the Product obtained from one production run at scale under GMP conditions using the Draft Procedures and Draft GMP Specification and final process as agreed after the Process Development Phase, which Product will be tested to see if the Process Development Objectives can be met at large scale, which Product is not intended for use in Clinical Studies.

1.18	“Engineering Batch Activities” means: the manufacturing activities concerning an Engineering Batch, including scale-up, to be provided by SYNCO in accordance with this Agreement, and as described in the applicable Service Specific Addendum.

1.19	“Facility” means: SYNCO’s facility located at Paasheuvelweg 30, 1105 BJ, Amsterdam, the Netherlands.

1.20	“Financial Terms” means: the financial terms of this Agreement, as set forth in the applicable Service Specific Addendum.

1.21	“GMP” means (as applicable to the Product): (a) the current European Good Manufacturing Practices for Medicinal Products as set forth in 2001/20/EC, 2001/83/EC, 2003/94/EC and 2005/28/EC (as amended), the E.U. Guide to GMP (The rules governing medicinal products in the European Union, Volume IV) including Annex 13 (Manufacture of Investigational Medicinal Products), (b) as set forth in the Current Good Manufacturing Practice Regulations of the U.S. Code of Federal Regulations Title 21 in relation to the production of drugs, and (c) applicable ICH guidelines as in effect at the time of manufacture by SYNCO of the Product.

1.22	“GMP Batch” means: a Batch manufactured after the Engineering Batch and after the GMP Specifications and the GMP Procedures have been agreed, that is required to be manufactured according to the GMP Procedures in all material respects, to comply with GMP Specifications and to be manufactured in accordance with GMP in all material respects.

1.23	“GMP Procedures” means: the procedures to be agreed by SYNCO and ADVAXIS in writing after completion of the Engineering Batch and pursuant to which a GMP Batch will in all material respects have to be manufactured.

1.24	“GMP Specifications” means: the specifications to be agreed by SYNCO and ADVAXIS, in writing after completion of the Engineering Batch, in the relevant Service Specific Addendum and to which the Product manufactured in the Manufacturing Phase will have to conform, including any and all specifications relating to the manufacture, storage and handling of the Product.

1.25	“Laws” means: all laws, statutes, ordinances, regulations, rules, codes, treaties, by-laws, judgments, decrees, directives, authorizations or orders enacted, adopted, issued or promulgated by any Authority.

VAT number: NL810676497B01	- 5 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

1.26	“Manufacturing Activities” means: the manufacturing activities to be provided by SYNCO in the Manufacturing Phase in accordance with this Agreement, and as described in the applicable Service Specific Addendum.

1.27	“Manufacturing Phase” means: the period during which the Manufacturing Activities to be provided by SYNCO in accordance with this Agreement will be carried out and which period commences on the date that SYNCO starts with the production of the Engineering Batch, if any, and ends upon completion of the manufacturing and SYNCO release of the GMP Batch as specified in the applicable Service Specific Addendum.

1.28	“Material” means: Master Cell Bank, Working Cell Bank, specific reagents and other materials provided by ADVAXIS to SYNCO as indicated in the applicable Service Specific Addendum, required for the manufacture of the Product. Unless included in the applicable Service Specific Addendum, commercially available raw materials are excluded.

1.29	“Master Cell Bank” or “MCB” means: a validated cell bank, prepared and characterized under GMP and accompanied by GMP documentation, that is capable of producing the Product.

1.30	“Parties” and “Party” means: SYNCO and ADVAXIS and SYNCO or ADVAXIS, respectively, as the context may require.

1.31	“Process Development Activities” means: the activities, if any, to be provided by SYNCO in the Process Development Phase in accordance with this Agreement, as described in the applicable Service Specific Addendum which may be amended from time to time in accordance with the provisions of this Agreement.

1.32	“Process Development Phase” means: the period during which the Process Development Activities and the Analytical Testing Development Activities, if any, to be provided by SYNCO in accordance with this Agreement, as described in the applicable Service Specific Addendum will be carried out and which period commences on the date indicated in the Time Schedule and ends upon the date that SYNCO provides ADVAXIS with the Process Development Report.

1.33	“Process Development Objectives” means: the objectives to be agreed in writing by the Parties at the commencement of the Process Development Phase as specified in the applicable Service Specific Addendum.

1.34	“Process Development Report” means: the report (or two) describing in reasonable detail the outcome of the Process Development Activities and Analytical Testing Development Activities as well as to which extent the Process Development Objectives and Analytical Objectives have been met.

VAT number: NL810676497B01	- 6 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

1.35	“Product” means: ADVAXIS’ product as identified in the applicable Service Specific Addendum.

1.36	“Product Specifications” means: Technology Transfer Specifications, Process Development Objectives, GMP Specifications as the context may require, and includes all manufacturing directions and processes, storage requirements, all environmental, health and safety information relating to the Product, including material safety data sheets, and shipping requirements for each Product as described in the applicable Service Specific Addendum, all as updated, amended and revised from time to time by ADVAXIS in accordance with the terms of this Agreement.

1.37	“Project Team” means: the joint technical team comprising members from each Party which will regularly discuss operation, manufacturing, technical and other details appropriate to the Parties’ respective performance of their obligations under this Agreement.

1.38	“Qualified Person” means: the person referred to in Article 48 of the European Community Directive 2001/83/EC and Article 13 of the European Community Directive 2001/20/EC.

1.39	“Quality Agreement” means: the Quality Agreement between the Parties with respect to a particular Product as referenced in the applicable Service Specific Addendum and Appendix D.

1.40	“Raw Materials” means: all the raw materials to be purchased by SYNCO and for which ADVAXIS shall reimburse SYNCO according to Article 8.1b..

1.41	“Regulatory Authority” means: any other foreign regulatory agencies competent to grant marketing approvals for pharmaceutical products and manufacturing facilities for pharmaceutical products including the Product and the Facility, in any countries as may be agreed and added by the Parties from time to time pursuant to an amendment of this Agreement or as identified pursuant to a Service Specific Addendum.

1.42	“Request for Change” or “RFC” means: the formal request by either Party for a change to be made to the Services, which request shall be submitted in the form as prescribed in Appendix B.

1.43	“Run” means: the manufacture of a Batch in (a part of) the Facility.

1.44	“Service” or “Services” means: the Technology Transfer Activities and/or Process Development Activities and/or Analytical Testing Development Activities and/or Manufacturing Activities to be provided and/or related activities to be performed by SYNCO for ADVAXIS as described in the applicable Service Specific Addendum.

VAT number: NL810676497B01	- 7 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

1.45	“Service Specific Addendum” or “Service Specific Addenda” means: any addendum or addenda agreed and signed by the Parties and attached to this Agreement, containing specific services requested by ADVAXIS and to be conducted by SYNCO, which addendum shall form an integral part of this Agreement and which may be amended from time to time in accordance with the provisions of this Agreement.

1.46	“Slot” means: the reservation and availability of sufficient machinery and equipment, time and personnel required for the Runs to be performed by SYNCO hereunder during the Services.

1.47	“Steering Committee” means: the committee comprising four members (two of each Party) which will discuss any and all aspects related to the Manufacturing Activities under this Agreement and the collaboration between the Parties, outside of the Project Team meetings.

1.48	“Technology Transfer Activities” means: the process transfer and the analytical transfer activities, if any, to be provided by SYNCO in the Technology Transfer Phase in accordance with this Agreement, as described in the applicable Service Specific Addendum which may be amended from time to time in accordance with the provisions of this Agreement.

1.49	“Technology Transfer Phase” means: the period during which the Technology Transfer Activities to be provided by SYNCO in accordance with this Agreement will be carried out and which period ends upon the date that SYNCO provides ADVAXIS with the a Technology Transfer Report.

1.50	“Technology Transfer Objectives” means: the objectives to be agreed in writing by the Parties at the commencement of the Technology Transfer Phase as specified in the applicable Service Specific Addendum.

1.51	“Technology Transfer Report” means: the report describing in reasonable detail the outcome of the Technology Transfer Activities as well as to which extent the Technology Transfer Objectives have been met.

1.52	“Time Schedule” means: the tentative time schedule set forth in the applicable Service Specific Addendum according to which 1) the Technology Transfer Activities and/or 2) Process Development Activities and/or 3) Analytical Testing Development Activities and/or 4) Manufacturing Activities will be carried out, which may be amended from time to time in accordance with the provisions of this Agreement.

1.53	“Working Cell Bank” or “WCB” means: a validated cell bank, prepared and characterized under GMP and accompanied by GMP documentation, that is derived from the MCB, that is capable of producing the Product.

VAT number: NL810676497B01	- 8 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

Article 2 – Service Specific Addenda

Pursuant to one or more written Service Specific Addenda entered into and mutually agreed from time to time by duly authorized representatives of the Parties, SYNCO will perform the Services for ADVAXIS as specified in such Service Specific Addendum and in accordance with the terms and conditions of this Agreement. Each Service Specific Addendum shall refer to this Agreement and contain as applicable: (i) a description of all the Services to be performed under such Service Specific Addendum, (ii) the Product for which SYNCO will perform such Services for ADVAXIS, (iii) a description of the Material to be transferred from ADVAXIS to SYNCO, which SYNCO shall use solely in the performance of Services; (iv) the Product Specifications , (v) fees to be paid to SYNCO by ADVAXIS for the Services, (vi) if the Services pertain to the manufacture of the Product, the quantity of Product to be manufactured by SYNCO and delivered to ADVAXIS, (vii) any other deliverables under the Service Specific Addendum, (viii) a schedule for completion of the Services and delivery of the Product and/or deliverables; and (ix) designation of SYNCO’s Facility where the Services are to be performed. Services and Service Specific Addenda shall be governed by the terms and conditions of this Agreement and any applicable Quality Agreement entered into by the Parties. In the event of a conflict between any provision of this Agreement and the Quality Agreement, this Agreement shall control except with respect to quality terms, in which case, the Quality Agreement will control unless otherwise agreed in the Service Specific Addendum. In the event of a conflict between any provision of this Agreement or the Quality Agreement and the Service Specific Addendum, this Agreement and the Quality Agreement, as applicable, shall control. The provision of Services by SYNCO shall not be on an exclusive basis, and ADVAXIS shall have the right at all times to retain third parties other than SYNCO to provide services similar or identical to the Services provided by SYNCO hereunder. Notwithstanding the foregoing, SYNCO will, when performing the Technology Transfer Activities, use its reasonable best efforts to meet the Technology Transfer Objectives and Draft Procedures as described in the relevant Service Specific Addendum. However, nothing in this Agreement can or will be interpreted or construed as SYNCO having an obligation to meet the Technology Transfer Objectives and/or Draft Procedures.

Article 3 – Technology Transfer, Process Development and Analytical Testing Activities

3.1	Technology Transfer Phase

3.1.1	Subject to any changes made by the Parties in accordance with Article 4 of this Agreement, SYNCO agrees to use its reasonable best efforts to perform the Technology Transfer Activities, if any, as described in the applicable Service Specific Addendum.

VAT number: NL810676497B01	- 9 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

3.1.2	When performing the Technology Transfer Activities, SYNCO will use its reasonable best efforts to meet the Technology Transfer Objectives, as described in the applicable Service Specific Addendum. However, nothing in this Agreement can or will be interpreted or construed as SYNCO having an obligation to achieve or guarantee a certain result or meet the Technology Transfer Specifications.

3.1.3	When performing the Technology Transfer Activities, SYNCO will use its reasonable best efforts to meet the Draft Procedures as described in the applicable Service Specific Addendum. However, nothing in this Agreement can or will be interpreted or construed as SYNCO having an obligation to meet the Draft Procedures.

3.1.4	SYNCO agrees to use its reasonable best efforts to execute the Technology Transfer Activities according to the Time Schedule, as described in the applicable Service Specific Addendum. In the event SYNCO executes the Technology Transfer Activities more expeditiously than indicated in the Time Schedule, no change will be made to the Financial Terms as described in the applicable Service Specific Addendum and SYNCO remains entitled to the full amounts attributed as described in the applicable Service Specific Addendum concerning the Technology Transfer Activities.

3.1.5	Upon completion of the Technology Transfer Activities, SYNCO shall provide ADVAXIS with a Technology Transfer Report.

3.2	Process Development Phase

3.2.1	The Parties will agree in writing on the Process Development Objectives and/or Analytical Testing Development Objectives ultimately within six (6) weeks prior to the start of the Process Development Activities and/or Analytical Testing Development Activities. The Parties agree that they will use their reasonable best efforts to reach an agreement on these Process Development Objectives and/or Analytical Testing Development Objectives. The Process Development Objectives and/or Analytical Testing Development Objectives will be part of the applicable Service Specific Addendum.

3.2.2	Subject to any changes made by the Parties in accordance with Article 4 of this Agreement, SYNCO agrees to use its reasonable best efforts to perform the Process Development Activities and/or Analytical Testing Development Activities, if any, as described in the applicable Service Specific Addendum.

VAT number: NL810676497B01	- 10 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

3.2.3	When performing the Process Development Activities and/or Analytical Testing Development Activities, SYNCO will use its reasonable best efforts to meet the Process Development Objectives and/or Analytical Testing Development Objectives, if any, as described in the applicable Service Specific Addendum. However, nothing in this Agreement can or will be interpreted or construed as SYNCO having an obligation to achieve or guarantee a certain result or meet the Process Development Objectives and/or Analytical Testing Development Objectives.

3.2.4	SYNCO agrees to use its reasonable best efforts to execute the Process Development Activities and/or Analytical Testing Development Activities, if any, according to the Time Schedule as described in the applicable Service Specific Addendum. In the event SYNCO executes the Process Development Activities and/or Analytical Testing Development Activities more expeditiously than indicated in the Time Schedule, no changes will be made to the Financial Terms as described in the applicable Service Specific Addendum and SYNCO remains entitled to the full amounts attributed as described in the applicable Service Specific Addendum concerning the Process Development Activities and/or Analytical Testing Development Activities.

3.2.5	Upon completion of the Process Development Activities and/or Analytical Testing Development Activities, SYNCO shall provide ADVAXIS with a report (the “Process Development Report”), which sets forth in sufficient detail the results of the Process Development Activities and/or Analytical Testing Development Activities. Such report shall be written in the English language and shall be considered Confidential Information of ADVAXIS.

3.3	Further stipulations

3.3.1	The obligations of SYNCO in the Technology Transfer Phase and the Process Development Phase are subject to:
a)	ADVAXIS providing SYNCO with timely transfer of information as agreed between the Parties at start of the Technology Transfer Activities as indicated in the Time Schedule and with the required process information and any and all other deliverables attributed to ADVAXIS as described in the applicable Service Specific Addendum; and
b)	ADVAXIS providing SYNCO with timely transfer of any additional information SYNCO may reasonably request from time to time; and
c)	fulfillment by ADVAXIS of all its other obligations hereunder, including but not limited to its payment obligations.

VAT number: NL810676497B01	- 11 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

3.3.2	Although any material produced in the Technology Transfer Phase and Process Development Phase will be well documented, such material will not be produced under GMP nor will such material be released by a Qualified Person. SYNCO shall use its reasonable best efforts in order to achieve that any material produced after agreement between the Parties on the Technology Transfer Objectives and/or the Process Development Objectives and/or Analytical Testing Development Objectives (but prior to the agreement on the GMP Specifications) will meet the Technology Transfer Objectives and/or the Process Development Objectives and/or Analytical Testing Development Objectives, respectively. Any such material shall only be used to verify the manufacturing process for the Product developed by SYNCO hereunder and shall not be used by ADVAXIS or any other party for Clinical Trials or distribution.

3.3.3	ADVAXIS has a continuing obligation to timely provide SYNCO with all Product related information and Material, etc. as applicable; necessary for SYNCO to perform its obligations under this Agreement.

3.3.4	If at any time, SYNCO comes to the conclusion on the basis of the results of the Technology Transfer Activities, Process Development Activities and/or Analytical Testing Development Activities performed, that SYNCO shall not be able to verify or scale-up the manufacturing process for the Product, SYNCO will notify the Steering Committee immediately. Following consultation with the Steering Committee, and if the Steering Committee is unable to find an amicable solution acceptable to both Parties, either Party may terminate this Agreement or the Service Specific Addendum in accordance with Article 14.3. SYNCO shall in such event not be liable for any payments or damages whatsoever. Article 10.7 shall remain applicable. ADVAXIS shall in such event be released from its future payment obligations in respect of the Manufacturing Activities. Notwithstanding the previous full sentence, Article 10.6 and 10.7 shall remain applicable.

Article 4 – Changes to the Services and Time Schedule

4.1	The Services to be performed by SYNCO as set forth in the applicable Service Specific Addendum including the Time Schedule will be discussed on a weekly basis by the Project Team (unless otherwise agreed by the Project Team) by teleconference. Minutes of each Project Team meeting will be circulated promptly after each meeting. SYNCO will prepare and circulate the minutes of the Project Team meeting between the Parties. The Project Team will not have the authority to act on behalf of or bind either Party, and each Party retains the sole authority to act on its own behalf.

4.2	The Steering Committee shall provide support to the Project Team and coordinate the Parties’ activities with respect to the production and commercialization of the Product. Either Party may replace any or all of its representatives on the Steering Committee at any time upon prior written notice to the other Party and seek agreement from other Party. The Steering Committee shall meet at least once each calendar year, or as otherwise agreed by the Steering Committee. Meetings of the Steering Committee shall occur by teleconference, videoconference or in person. In addition to the other responsibilities of the Steering Committee otherwise set forth in this Agreement, the Steering Committee shall be responsible for (a) reviewing ADVAXIS’ projections and SYNCO’s capacity to produce the Product, (b) considering any RFCs (Request For Change) in accordance with this Agreement, and (c) performing such other coordination functions, as appropriate, to further the purposes of this Agreement.

VAT number: NL810676497B01	- 12 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

4.3	The Project Team or Steering Committee can independently call on ad hoc expertise from either Party or from a third party to participate in the Project Team or Steering Committee meetings when appropriate. In the event the ad hoc expertise is a third party, this third party will, as a condition to its participation, be subject to appropriate confidentiality obligations at least as stringent as those contained in this Agreement and subject to ADVAXIS’ or SYNCO’s, as the case maybe, reasonable approval.

4.4	The Project Team will provide ADVAXIS and SYNCO with weekly technical progress updates on the status, progress, deviations and corrective actions of the Technology Transfer Activities, Process Development Activities and/or Analytical Testing Development Activities performed or to be performed according to the applicable Service Specific Addendum.

4.5	Each of the Parties may submit to the other Party, in the form as prescribed in Appendix B and with a copy to the members of the Project Team, a RFC if it is of the opinion that, because of regulatory or technical requirements, a change has to be made to the Services described in any Service Specific Addendum. The RFC will be sent to the other Party and the Project Team by e-mail for review.

4.6	If a RFC is submitted by a Party, the Project Team will advise the Steering Committee, in the manner provided in the following paragraphs of this Article 4, regarding any consequences of the requested change and whether that request for change is necessary from a regulatory or technical point of view.

4.7	In its first following meeting after the RFC is submitted in accordance with Article 4.5 of this Agreement the Project Team shall discuss whether it is necessary, from a technical point of view, that the requested change to the Services, is made.

4.8	The Project Team will fill out the relevant section of the RFC in conformity with the outcome of their discussions on the requested change. If there was no unanimous outcome of the discussions, it will so be indicated on the RFC. The Project Team shall thereupon submit the RFC to the Steering Committee, which shall determine whether the requested change shall be accepted.

4.9	To become effective, the RFC containing the requested change needs to be signed by authorized representatives of both Parties, indicating that the RFC (and the requested change) is accepted.

VAT number: NL810676497B01	- 13 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

4.10	As from the signing of the RFC in accordance with Article 4.9, the requested change shall form part of this Agreement and the applicable Service Specific Addendum as may be required.

4.11	Subject to Article 4.9, nothing contained in this Article 4 or in any other provision of this Agreement can or will be interpreted as SYNCO having an obligation to accept any RFC submitted by ADVAXIS and nothing in this Article 4 or any other part of this Agreement can or will be interpreted as ADVAXIS having an obligation to accept any RFC submitted by SYNCO. However, both Parties are obligated to act reasonably and they shall use their reasonable best efforts to reach agreement on any RFC submitted to them.

4.12	RFCs, whether or not accepted, will reflect any agreed upon adjusted compensation for the Services to be provided to ADVAXIS hereunder in the Financial Terms.

4.13	If a Party desires a change to be made to the Time Schedule, whether or not as a result of a possible change to the Services, a request to that effect will be submitted to the Steering Committee members of the other Party. Both Parties have the obligation to negotiate in good faith on any requested change to the Time Schedule and they shall use their reasonable best efforts to reach agreement on any such change to the Time Schedule. No change to the Time Table shall become effective unless and until such change has been agreed between the Parties in writing pursuant to an RFC.

Article 5 – Draft GMP Specifications, GMP Specifications, and Slot

5.1	The Parties will agree in writing on the Draft GMP Specifications ultimately within four (4) weeks prior to the start of the Engineering Batch. The Parties agree that they will use their reasonable best efforts to reach an agreement on the Draft GMP Specifications. The Draft GMP Specifications will be attached to the applicable Service Specific Addendum.

5.2	The Parties will agree in writing on the final GMP Specifications ultimately within six (6) weeks prior to the start of the GMP Batch. The Parties agree that they will use their reasonable best efforts to reach an agreement on the GMP Specifications. The GMP Specifications will be attached to the applicable Service Specific Addendum.

VAT number: NL810676497B01	- 14 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

5.3	In view of the necessity for SYNCO to realize optimal use of the Facility and to be able to schedule the use of equipment and personnel, ADVAXIS shall reserve a Slot and pay a non-refundable amount in the amount as set forth in the applicable Service Specific Addendum (the “Reservation Fee”) in respect of such reservation upon signing the applicable Service Specific Addendum concerning the performance of the Engineering Batch. Furthermore, ADVAXIS shall reserve a Slot and pay a Reservation Fee in respect of such reservation at the latest (6) months prior to the date on which the manufacturing of a GMP Batch is scheduled as described in the applicable Service Specific Addendum. Such dates for reserved Slots shall be in accordance with the Time Schedule requirements agreed upon by ADVAXIS and SYNCO in accordance with the Service Specific Addendum. In the event that the Technology Transfer Phase or Process Development Phase as applicable is extended and agreed in writing by both Parties in the form of an RFC, SYNCO will use its reasonable best efforts to postpone the reserved Slots, without ADVAXIS losing its Reservation Fee for the applicable Batches. Notwithstanding the foregoing, if the request for extension is one month before a reserved Slot, ADVAXIS will lose its Reservation Fee. ADVAXIS may set-off this Reservation Fee with any amounts payable by ADVAXIS in respect of the Manufacturing Activities, of the relevant Batch, to be performed under the applicable Service Specific Addendum, but not with any amounts payable in respect of the other Services as provide under the applicable Service Specific Addendum. In the event there is a delay in the utilization of the Slot that is not related to the Process Development Activities and due to failure of SYNCO to meet its Time Schedule in accordance with the Service Specific Addendum, including any delay pursuant to Article 16.1, such Reservation Fee for any Slot will be held by SYNCO and utilized toward the reservation of a new Slot. In the event there is a delay in the utilization of the Slot that is not related to the Process Development Activities and due to failure of ADVAXIS to meet its Time Schedule obligations in accordance with the Service Specific Addendum, such Reservation Fee will not be refundable to ADVAXIS; however, SYNCO will use its reasonable best efforts to utilize the Slot with another customer, and in the event SYNCO is able to do so, SYNCO will utilize the existing Reservation Fee from ADVAXIS for a new Slot without further charge to ADVAXIS. If however, SYNCO is unable, despite its reasonable best efforts, to utilize the Slot for another customer, ADVAXIS will not be refunded the deposit and will have to provide an additional deposit for use with a future Slot, if any.

Article 6 – Engineering Batch Activities

6.1	ADVAXIS and SYNCO agree that any and all obligations of SYNCO under this Agreement during the Engineering Batch Activities are subject to SYNCO and ADVAXIS having agreed on the Draft GMP Specifications and the Draft Procedures and ADVAXIS having paid the Reservation Fee for the reservation of the Slot for the Engineering Batch as provided in Article 5.3.

6.2	SYNCO agrees to perform the number of Engineering Batches indicated in the applicable Service Specific Addendum, which Engineering Batches shall result in Product manufactured under GMP which is for confirmation purposes only, but not for Clinical Studies and/or commercial use.

VAT number: NL810676497B01	- 15 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

6.3	Upon completion of the Engineering Batch Activities, the Parties will agree upon the GMP Specifications as described under Article 5.2.

6.4	In the event an additional Engineering Batch would be required this will be discussed and agreed between the Parties in the Steering Committee under Article 4 of this Agreement and the Financial Terms for such additional Engineering Batch will be documented in a RFC signed by the Parties.

Article 7 – Manufacturing Activities

7.1	ADVAXIS and SYNCO agree that any and all obligations of SYNCO under this Agreement in the Manufacturing Phase are subject to SYNCO and ADVAXIS having agreed on the GMP Specifications and the GMP Procedures and ADVAXIS having paid the Reservation Fee for the reservation of the Slot as provided in Article 5.3.

7.2	SYNCO agrees to perform the number of Runs indicated in the applicable Service Specific Addendum, which Runs shall result in Product manufactured under GMP, in all material respects, which may be used in Clinical Studies, but not for commercial use.

7.3	Subject to Article 16.1, any Batches manufactured during the Manufacturing Phase shall on the date of delivery to ADVAXIS conform to the GMP Specifications, as described in the applicable Service Specific Addendum, and when manufacturing GMP Batches SYNCO shall conform to the GMP Procedures, as described in the applicable Service Specific Addendum in all material respects. Promptly following receipt of any Product delivered pursuant to Article 7.7, ADVAXIS shall conduct a visual inspection acceptance test of such Products and verification of all accompanying documents provided by SYNCO, including without limitation, the CoA and/or CoC.

7.4	ADVAXIS shall advise SYNCO within sixty (60) days from the date of delivery or thirty (30) days from receipt of the BPRs, whichever is earlier, that the Products do not conform with GMP Specifications (as may be in effect from time to time). Any and all non-conforming Product shall, unless otherwise agreed by the Parties, be returned to SYNCO, at SYNCO’s cost, for investigation and possible further testing. If after its own analysis of the alleged non-conforming Product, SYNCO confirms that the returned Product are non-conforming Product, then SYNCO shall replace the quantity of non-conforming Product free of charge, as soon as reasonably possible. ADVAXIS will supply SYNCO free of charge with Materials required for such replacement Batch. Replacement of the non-conforming Batches by SYNCO pursuant to this Article 7.4 shall be the sole responsibility of SYNCO with respect to non-conforming Batches and the sole remedy of ADVAXIS in lieu of all other rights and remedies that might otherwise be available to ADVAXIS. The failure to notify SYNCO of any non-conformity within the time periods stipulated in this Article 7.4 shall result in forfeiture of any and all rights ADVAXIS might otherwise have, under this Agreement, under Applicable Law or otherwise, in respect of such non-conforming Batches. For clarification purposes, if the Batch does not meet the GMP Specifications due to a failure of the process not attributable to SYNCO then SYNCO has no obligation to repeat such Batch free of charge.

VAT number: NL810676497B01	- 16 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

7.5	If the Parties disagree whether Batches conform to the GMP Specifications, then the Batches in dispute will be tested and further analyzed by a qualified independent testing laboratory reasonably acceptable to both Parties. Such laboratory's testing will determine, using representative samples, whether the Batches conform to the GMP Specifications. The results of such laboratory will be final and binding to SYNCO and ADVAXIS. SYNCO will bear the cost of such testing if the testing demonstrates that the relevant Batches do not conform to the GMP Specifications and ADVAXIS will bear the cost if the results demonstrate that the Batches do conform to the GMP Specifications.

7.6	The Parties agree that, in the event ADVAXIS wishes to postpone or cancel (any of) the Runs (for clarification a Run can be an Engineering Batch or GMP Batch), ADVAXIS shall notify SYNCO thereof in writing as soon as possible. If the Slot is already reserved at the time ADVAXIS notifies SYNCO of its desire to postpone (any of) the Runs, SYNCO shall advise ADVAXIS within one (1) month after having received the notification for postponement whether an alternative date is available and if so, what the additional cost, for ADVAXIS shall be and SYNCO shall also advise whether ADVAXIS will lose its Reservation Fee, or whether a replacement customer for the Slot is available and, if so, whether ADVAXIS may move its existing Reservation Fee to a new Slot. If the Slot is already reserved at the time ADVAXIS notifies SYNCO of its desire to cancel (any of) the Runs, ADVAXIS will pay the Cancellation Fees for the relevant Batch as indicated in Article 7.9.

7.7	Unless otherwise agreed in the Service Specific Addendum, all Products shall be delivered to ADVAXIS Ex Works, SYNCO’s Facility located at Paasheuvelweg 30 in Amsterdam, the Netherlands (Incoterms 2010). ADVAXIS shall accept delivery of the Product within five (5) days from notification by SYNCO that such Product is available for delivery (such notification to be given on release of the Product by SYNCO’s Quality Department in the form of a signed CoC and CoA) and unless delivery has been accepted earlier, delivery shall be deemed to have taken place and risk shall transfer upon the sixth (6th) day from the aforementioned notification by SYNCO to ADVAXIS.

7.8	Title with respect to the Product passes to ADVAXIS upon payment in full of all amounts due and payable for the applicable Batch or Product.

VAT number: NL810676497B01	- 17 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

7.9	In the event ADVAXIS would cancel or postpone a Slot and SYNCO is unable to fill such Slot according to Article 5.3 and Article 7.6 the following payment structure will apply (Cancellation Fee):

Batch cost

a)	If at the time of cancellation or postponement the Slot is not reserved by ADVAXIS by having paid the Reservation Fee for a Slot, the cancelation or postponement will have no financial consequences for ADVAXIS.
b)	If > 6 months prior to the reserved Slot, ADVAXIS will lose its non-refundable Reservation Fee.
c)	If ≤ 6 months and ≥ 3 months prior to the Slot, ADVAXIS will lose its non-refundable Reservation Fee and ADVAXIS will be charged an additional 30% of the Batch price as Cancellation Fee.
d)	If > 3 months and ≥ 2 months prior to the Slot ADVAXIS will lose its non-refundable Reservation Fee and ADVAXIS will be charged an additional 60% of the Batch price as Cancellation Fee.
e)	If < 2 months prior to the Slot, ADVAXIS shall pay SYNCO the full cost for a Batch, which includes the non-refundable Reservation Fee.

Material cost

a)	If at the time of cancellation Raw Materials have been used or will expire before a potential new Slot is reserved by ADVAXIS, ADVAXIS will lose its rights to these materials. In the event SYNCO and ADVAXIS agree to replenishment of these Raw Materials, SYNCO will charge ADVAXIS for these materials.
b)	Any Material as specified under Appendix B, when used or expired before next use, will be resupplied to SYNCO at no cost to SYNCO by ADVAXIS, before the next Run.

Performed activity cost (if any)

a)	If at the time of cancellation or postponement SYNCO has performed activities, which cannot be utilized before a potential new Slot is reserved by ADVAXIS, ADVAXIS will pay for these activities, which activities are to be specified by SYNCO in writing to ADVAXIS.

Article 8 – Further obligations of the Parties

8.1	(Further obligations of ADVAXIS) ADVAXIS shall at ADVAXIS’ cost and expense:

a)	provide SYNCO, free of charge, with Material in sufficient quantities for the purpose of enabling SYNCO to perform its obligations under this Agreement. SYNCO will not transfer Material to any third party, unless otherwise agreed between the Parties. Material will be released by the quality assurance officer of ADVAXIS and shall be accompanied by a certificate of analysis, as applicable or agreed in the Quality Agreement;

VAT number: NL810676497B01	- 18 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

b)	reimburse SYNCO for the cost of the Raw Materials upon receipt of invoice, which will include a service charge of 5% of the overall raw material cost for handling and testing of the Raw Materials;

c)	timely supply SYNCO with all additional Product related information relevant to this Agreement and SYNCO’s Service obligations hereunder and provided to ADVAXIS;

d)	accept delivery and perform evaluation in a timely manner for release by SYNCO to ADVAXIS of each Batch;

e)	review and when acceptable notify SYNCO of ADVAXIS’ approval of all documents and changes thereto written by SYNCO specific for the manufacturing process of the Product; and

f)	be responsible for final release of all Product.

g)	ADVAXIS will inform SYNCO on any intention to conduct Clinical Studies in geographical regions other than those specified in this Agreement and any relevant Service Specific Addendum. The Parties will collaborate to assess any regulatory requirements that are outside of the scope of the initial Service Specific Addendum agreed between the Parties.

8.2	(Further obligations of SYNCO) SYNCO shall at SYNCO’s cost and expense:

a)	at the request of ADVAXIS return to ADVAXIS any unused quantities of Material paid for by ADVAXIS at the termination of this Agreement or, at ADVAXIS’ option, handle destruction of such Material;

b)	maintain records of usage of Material and the Raw Materials, and inform ADVAXIS of needs for additional quantities in a timely manner;

c)	purchase the Raw Materials required for the manufacture of the Product other than Material (the purchase price of which shall be reimbursed by ADVAXIS as set forth in Article 8.1 under b);

d)	perform quality control and assurance release procedures for the release of the Product to ADVAXIS in accordance with article 9 of this Agreement;

e)	perform and complete the manufacturing of the Batches in accordance with the provisions of this Agreement and all Applicable Laws in all material respects;

VAT number: NL810676497B01	- 19 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

f)	prepare and maintain the Batch Production Records and related control, distribution and other records related to the Batches manufactured by SYNCO hereunder;

g)	perform quality control and assurance reviews, both in-process as well as after the manufacturing of the Batches;

h)	write all BPRs in the English language;

i)	not carry on activities in the Facility which will in the reasonable judgment of the quality assurance of SYNCO likely prevent the Product from being manufactured in accordance with this Agreement;

j)	In accordance with Article 9.5, grant the members of ADVAXIS access to the facilities and records of SYNCO (as far as the same relate to the Product) on request in order to enable ADVAXIS to verify SYNCO’s compliance with this Article 8.2. Access (i) shall be subject to reasonable prior written notice, (ii) shall not interfere with the business activities of SYNCO and (iii) may be reasonably restricted only as necessary for SYNCO to comply with confidentiality obligations owed to third party customers.

Article 9 – Regulatory affairs and Quality Assurance

9.1	SYNCO will exercise all reasonable skill, care and diligence in the performance of its duties under this Agreement and carry out all responsibilities with recognized professional standards. SYNCO will obtain and maintain all legally required permits in relation to the Facility, and shall maintain the Facility equipment and processes used in producing the Products and in performing SYNCO’s obligations under this Agreement in compliance with all Applicable Laws. SYNCO shall make available for inspection, upon the request of ADVAXIS, all documentation relating to such compliance and SYNCO shall permit representatives of ADVAXIS to conduct inspections to confirm such compliance once per calendar year (when a Batch or Batches have been produced for ADVAXIS) following reasonable notice.

9.2	SYNCO will not subcontract any part of its obligations under this Agreement to any third party without prior written approval by ADVAXIS.

9.3	ADVAXIS shall provide to SYNCO the release tests to be performed on the Product and SYNCO will perform such release testing in accordance with ADVAXIS’ written instructions in English.

9.4	SYNCO will write and maintain all BPRs and other reports, Certificates of Analysis and Certificates of Compliance relating to the manufacture of the Product supplied hereunder in the English language.

VAT number: NL810676497B01	- 20 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

9.5	Subject to reasonable prior written notice and subject to the Quality Agreement (Appendix D), ADVAXIS' designated representatives may inspect those portions of the Facility that are used in the manufacturing of the Product at mutually agreeable times upon reasonable advance notice, observing confidentiality obligations with respect to third parties for the purpose of determining compliance with the terms of this Agreement. SYNCO will provide full cooperation for these inspections.

9.6	SYNCO’s quality assurance department will review and approve all BPRs and will investigate all deviations on such BPRs. Within sixty (60) days of completion of manufacture of each Batch, SYNCO will supply ADVAXIS with a Certificate of Analysis Certificate of Compliance for such Batch stating that the BPRs and related documentation have been reviewed and, if applicable, found to be in compliance with GMP in all material respects.

9.7	ADVAXIS will inspect all Product released by SYNCO and review all BPRs within thirty (30) days from receipt.

9.8	ADVAXIS shall have final responsibility for the release of the Product manufactured by SYNCO or any product comprising the Product manufactured by SYNCO.

9.9	Subject to the provisions of the Quality Agreement (including any provisions addressing change control) SYNCO will notify ADVAXIS at least six (6) months in advance, if known or as soon thereafter SYNCO learns of any proposed modifications to the Facility (including the equipment) insofar as such modifications are in the reasonable judgment of the quality assurance of SYNCO, relevant to the manufacturing process for the Product. SYNCO will allow ADVAXIS, if Slots are available, an opportunity to manufacture additional Runs of the Product prior to any such Facility modifications.

9.10	SYNCO will retain and ADVAXIS shall allow SYNCO to retain manufacturing data, test records, and raw material samples as required to satisfy GMP, if and to the extent Product is to be manufactured under GMP. SYNCO will provide ADVAXIS, free of charge, with copies of all manufacturing data and test records, as well as copies of other documents resulting from work under this Agreement required by ADVAXIS for regulatory purposes.

VAT number: NL810676497B01	- 21 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

9.11	SYNCO will permit the competent Regulatory Authorities to conduct inspections relating to the manufacture of the Product and will cooperate fully in connection with such inspections. SYNCO shall notify ADVAXIS within 24 hours of receipt of any notice of inspection by any Regulatory Authority of its Facility where the Product is being manufactured, as well as any warehouse or distribution centre where the Product is stored, or any other facility handling testing, regulatory and development activities, product complaints or other administrative activities directly relating to the Product. To the extent such inspection specifically relates to the manufacture of Product pursuant to this Agreement, SYNCO shall allow ADVAXIS, to the extent practicable, to participate in or observe such inspections if ADVAXIS so chooses, and shall provide ADVAXIS with copies of all correspondence, reports, results findings and other material pertinent to such inspections, whether oral or written, promptly (within 5 days) after they are received, or produced, by or on behalf of SYNCO from any Regulatory Authority related to Product, in accordance with the Quality Agreement.

9.12	In accordance with the Quality Agreement, SYNCO shall be responsible for all communications with any Regulatory Authority or other governmental authority or agency relating to SYNCO’s Manufacturing Activities under this Agreement, and ADVAXIS shall be responsible for all communication with any Regulatory Authority or other governmental authority or agency concerning the Product, or any Clinical Trials using the Product.

9.13	The Quality Agreement (Appendix D) sets forth the responsibilities of both Parties relating to quality affairs. In the event of a conflict between any of the provisions of the Quality Agreement and this Agreement, the provisions of the Quality Agreement will prevail on all matters related to compliance with GMP and other quality issues, and this Agreement shall prevail with respect to all other matters. The Quality Agreement shall not be construed or interpreted in such manner as to augment or increase the responsibilities, liabilities, warranties or indemnifications of SYNCO under this Agreement.

Article 10 – Financial Terms

10.1	As payment in full for the performance by SYNCO of the Services as described in the applicable Service Specific Addendum, ADVAXIS shall pay to SYNCO the amounts set forth in Financial Terms (as such Financial Terms may be amended by agreement between the Parties as a consequence of any change made pursuant to Article 4 or otherwise).

10.2	Raw Materials will be invoiced, at a per Batch upfront Raw Material fee, at the time of the Slot reservation fee invoice. Upon completion of the manufacture of each Batch any potential excess use will be calculated and invoiced to ADVAXIS. The upfront Raw Material fee will be set forth and agreed in the applicable Service Specific Addendum.

10.3	All amounts are in Euro and are exclusive of VAT, which shall be added to any invoice for Services at the prevailing rate as appropriate. SYNCO will issue an invoice to ADVAXIS for each amount due under the Financial Terms as specified in Service Specific Addendum. Payment shall be made by ADVAXIS on or before the later of (i) thirty (30) days after delivery of invoice to ADVAXIS and (ii) the date specified in the Financial Terms, into the bank account of SYNCO indicated on such invoice. The invoice will be delivered in the form of a ‘pdf’ by email to ADVAXIS as described in Article 10.4.

VAT number: NL810676497B01	- 22 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

10.4	SYNCO will submit invoices referencing the applicable Service Specific Addendum to ADVAXIS at the following email addresses: ndeto@advaxis.com with a copy to walsh@advaxis.com. SYNCO will provide ADVAXIS with its Factsheet covering the finance account details of SYNCO upon signature of this Agreement. Payments not made when due, as described in this Article 10.4, shall bear interest on the amount that remains unpaid, calculated from the date such payment was due, at the annual rate of one and a half (1.5%) percent per month or part of a month that such amount remains unpaid. Interest shall be compounded on a monthly basis.

10.5	Neither Party is entitled to any set-off, compensation of payments, withholding or similar action in respect of any monetary payments to be made under this Agreement, except for ADVAXIS’ right to set-off as described in Article 5.3.

10.6	ADVAXIS and SYNCO agree that the amounts for each specific section as set forth in the applicable Service Specific Addendum shall, unless explicitly provided otherwise in this Agreement, shall remain due if ADVAXIS decides for any reason whatsoever not to continue its program related to the Product or decides for any reason whatsoever to terminate the relationship with SYNCO for reasons other than SYNCO’s material breach of the terms of or its obligations under this Agreement.

10.7	Termination of this Agreement shall, unless explicitly provided otherwise in this Agreement, not release ADVAXIS from any liability for payment previously accrued or uncancellable payments currently accruing to SYNCO prior to the termination date, including the Reservation Fee for a Slot.

10.8	Subject to Article 10.1 and the Financial Terms, each Party shall be responsible for the costs and expenses that it incurs in the performance of its activities and obligations under the Agreement.

10.9	The Parties agree that the amount(s) agreed in the Financial Terms in respect of the Manufacturing Activities as specified in the Service Specific Addendum are based on the current assumptions of the manufacturing process for the Product to be developed/transferred under this Agreement. Since such manufacturing process may be modified during the performance of the requested Services and the assumptions may not be correct, in accordance with Article 4.12, the Parties agree that the above amounts may be adjusted in order to reflect the actual manufacturing process.

VAT number: NL810676497B01	- 23 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

Article 11 – Intellectual property

11.1	ADVAXIS represents and warrants that it has all intellectual property and other rights and licenses necessary for SYNCO to perform its obligations hereunder (other than the permits related to the Facility) and that it is entitled to grant SYNCO any and all rights and licenses necessary for SYNCO to perform its obligations hereunder.

11.2	ADVAXIS hereby grants to SYNCO a royalty-free, non-transferable, non-exclusive license, without the right to sub-license (except in the event of authorized subcontracting) to utilize the intellectual property and other rights and licenses as referred to under Article 11.1 as long as this Agreement is effective. SYNCO shall only use such license and right to use for the performance by SYNCO of its obligations hereunder.

11.3	Subject to the following full sentence, all intellectual property rights arising from the performance by SYNCO of the Services and its other obligations hereunder shall become the property of ADVAXIS and SYNCO hereby assigns these intellectual property rights to ADVAXIS. SYNCO shall retain a non-exclusive, perpetual and assignable right to use (without the obligation to pay any amounts whatsoever to ADVAXIS or any other third party), any and all intellectual property rights arising from the performance by SYNCO of its obligations hereunder, to the extent such intellectual property rights do not exclusively incorporate or relate to any ADVAXIS Confidential Information or ADVAXIS’ Product, but instead solely constitute methods and processes of general applicability which can be used without reference to ADVAXIS’ Product or ADVAXIS Confidential Information.

11.4	Neither Party has, nor shall it acquire, any interest in any of the other Party’s intellectual property unless otherwise expressly agreed to in writing. Neither Party shall use any intellectual property of the other Party, except as specifically authorized by the other Party or as required for the performance of its obligations under this Agreement.

Article 12 – Warranties, Liability and Indemnities

12.1	SYNCO warrants that:

a)	this Agreement is a legal and valid obligation binding upon SYNCO and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium or other laws affecting the enforcement of creditors’ rights and to general principles of equity.

b)	the execution, delivery and performance of this Agreement by SYNCO does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor does it violate any Applicable Laws in all material respects.

VAT number: NL810676497B01	- 24 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

c)	SYNCO has and will maintain all permits under Applicable Laws related to the Facility necessary to provide the Services hereunder;

d)	for the term of this Agreement, the Facility will be operated and maintained in accordance with all Applicable Laws in all material respects;

e)	Material will be received and stored in accordance with all Applicable Laws, including any relevant procedures agreed upon in the Quality Agreement or as otherwise provided by ADVAXIS to SYNCO in writing (the later provided that such procedures can reasonably be met by SYNCO);

f)	the GMP Batches manufactured in the Manufacturing Phase after agreement on the GMP Specifications and the GMP Procedures shall conform to such GMP Specifications and shall be manufactured in accordance with the GMP Procedures, Applicable Laws and GMP in all material respects; and

g)	SYNCO will not carry on activities in the Facility which may be expected to prevent SYNCO from performing its obligations under this Agreement.

h)	Neither SYNCO nor any of its officers, directors, agents, Affiliates or employees rendering Services under this Agreement has been or is currently under investigation by the U.S. Food and Drug Administration for debarment action; or was or is presently debarred pursuant to Section 306 of the United States Food Drug and Cosmetic Act. In addition, SYNCO represents and warrants (i) that it has not been convicted of a crime related to health care and (ii) that it is not listed by a federal agency as debarred, excluded or otherwise ineligible for participation in federally funded programs. SYNCO shall notify ADVAXIS immediately upon any inquiry or the commencement of any such investigation or proceeding or of any circumstance that would cause the foregoing statements under this Article 12.1(h) to become false or inaccurate.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES EXPRESS OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. SYNCO EXPRESSLY DISCLAIMS WARRANTIES AS TO THE OUTCOME OF THE PROCESS DEVELOPMENT ACTIVITIES AND EXPRESSLY DISCLAIMS WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, USE OR MERCHANTABILITY OF ANY PRODUCT, MATERIAL OR DOCUMENT.

VAT number: NL810676497B01	- 25 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

12.2	Without prejudice to Article 7.4, SYNCO will indemnify, defend and hold harmless ADVAXIS and its Affiliates and their respective directors, employees and agents from and against any and all Claims arising from any breach by SYNCO of its representations, warranties or covenants under this Agreement insofar as the same results from wilful misconduct (“opzet”), intentional recklessness (“bewuste roekeloosheid”) or fraud of SYNCO and any of its directors, officers or employees in the performance of and the Services and its other obligations under this Agreement. In the event of a Claim for which SYNCO must indemnify ADVAXIS, ADVAXIS shall: (a) promptly notify SYNCO of any such Claim; (b) use commercially reasonable efforts to mitigate the effects of such Claim; (c) reasonably cooperate with SYNCO in the defense of such Claim; (d) permit SYNCO to control the defense and settlement of such Claim, all at SYNCO’s cost and expense.

12.3	Notwithstanding anything to the contrary contained in this Agreement, under no circumstances whatsoever shall either Party be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for (i) any (direct or indirect) loss of profits, of production, of anticipated savings, of business or goodwill or (ii) for any other liability, damage, costs or expense of any kind incurred by the other Party of an indirect or consequential nature, regardless of any notice of the possibility of such damages. Except in the case of SYNCO’s obligation to indemnify in accordance with Article 12.2, SYNCO’s aggregate liability to ADVAXIS under this Agreement shall be limited to the maximum amounts paid or designated to be paid under the Financial Terms of the applicable Service Specific Addendum under this Agreement.

12.4	ADVAXIS warrants that:

a)	ADVAXIS is entitled to enter into this Agreement;

b)	ADVAXIS has and will maintain all permits and approvals related to the Product necessary for SYNCO to provide the Services hereunder;

c)	ADVAXIS has or will obtain all permits and approvals necessary for ADVAXIS to use the material and Product manufactured hereunder for the purpose for which the same are manufactured, including but not limited to Clinical Trials (but not for Commercial use), in accordance with all Applicable Laws and regulations;

d)	all Material conforms to the specifications indicated in Appendix A and the certificates of analysis accompanying such Material, if any;

e)	it has provided or will provide to SYNCO with all information known to ADVAXIS which is necessary or conducive for SYNCO to perform its obligations under this Agreement and shall reasonably provide SYNCO any additional information related to the Product as soon as practicable upon such information becoming available or otherwise upon request.

f)	ADVAXIS shall not use any of the material and Product manufactured hereunder for any purpose that is illegal under the Applicable Laws; and

VAT number: NL810676497B01	- 26 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

g)	ADVAXIS shall not provide any third party with any warranties or guarantees on behalf of SYNCO.

12.5	ADVAXIS will indemnify, defend and hold harmless SYNCO and its Affiliates and their respective directors, employees and agents from and against any and all Claims, arising from (a) any use or sale by ADVAXIS or any third party of any Product and/or Batch or product containing the Product and/or Batch or portion thereof, except insofar as SYNCO has an obligation to indemnify ADVAXIS for such Claims pursuant to Article 12.2; (b) any allegation by a third party of infringement of its intellectual property rights relating to the Product or the Materials; (c) any breach by ADVAXIS of its representations, warranties or covenants under this Agreement; provided that this indemnification obligation does not extend to any portion of the Claims, if any, which are subject to the indemnification obligations of SYNCO under Article 12.2. In the event of a claim, SYNCO shall: (a) promptly notify ADVAXIS of any such claims; (b) use commercially reasonable efforts to mitigate the effects of such claim; (c) reasonably cooperate with ADVAXIS in the defense of such claim; (d) permit ADVAXIS to control the defense and settlement of such claim, all at ADVAXIS’ cost and expense.

Article 13 – Confidentiality

A Party receiving Confidential Information from the other Party or acquiring Confidential Information of the other Party hereunder shall not disclose such Confidential Information to any third party for a period extending five (5) years following expiration or earlier termination of this Agreement, except as follows:

(a)	to the extent such information is or becomes general public knowledge through no fault of the recipient Party; or

(b)	to the extent such information can be shown by contemporaneous documentation of the recipient Party to have been in its possession prior to receipt thereof hereunder; or

(c)	to the extent such information is received by the recipient Party from a third party without any breach of an obligation to the disclosing Party; or

(d)	to the extent required by law, by local authorities for regulatory purposes or is necessary to perform its obligations under this Agreement, in which case, the recipient Party may disclose the information if (a) the recipient Party gives the other Party prior notice of such disclosure and an opportunity to comment upon the content of the disclosure; (b) the recipient Party gives the other party a reasonable amount of time to seek a protective order or other applicable judicial action; and (c) the disclosure is limited to minimal extent as required by law.

VAT number: NL810676497B01	- 27 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

Each Party shall use Confidential Information received from the other Party solely for the purposes of this Agreement and for no other purpose whatsoever.

All Confidential Information made available by either party, including copies of the Confidential Information, shall be returned or destroyed upon the first to occur of (a) completion of the Services or (b) request by the discloser, unless the receiver is otherwise allowed to retain such Confidential Information. Either Party may retain, subject to the terms of this Section, copies of the other Party’s Confidential Information required for compliance with its recordkeeping or quality assurance requirements.

Article 14 - Term and Termination

14.1	(Term) The initial term of this Agreement will be two (2) years from the Effective Date, and unless earlier terminated as provided below, the Agreement shall automatically be renewed and extended for additional one (1) year periods unless, at least three months prior to the end of then-current term, either Party shall notify the other Party that such Party does not wish to renew this Agreement beyond the then-current expiration date (the initial term and all renewal terms or portions thereof, if applicable, are collectively, the “Term”).

14.2	(ADVAXIS Termination Right) Following consultation with the Steering Committee, ADVAXIS shall be entitled to terminate this Agreement or the Service Specific Addendum, without cause and without penalty, at any time upon 60 days prior written notice, if ADVAXIS determines at any stage that: (i) it will not be possible for SYNCO to complete the Technology Transfer Activities, Process Development Activities and/or Analytical Testing Development Activities, and/or Manufacturing Activities to be performed for scientific or technical reasons; (ii) it will not be commercially feasible to carry out the Technology Transfer Activities, Process Development Activities and/or Analytical Testing Development Activities and/or Manufacturing Activities to be performed by SYNCO hereunder; or (iii) the Facility will not be approved for the clinical or commercial manufacture of Product(s) by an applicable Regulatory Authority; provided, that, in any such case, ADVAXIS shall pay SYNCO for: (1) all reasonably incurred Services-related uncancellable commitments to third parties for Technology Transfer Activities, Process Development Activities and/or Analytical Testing Development Activities; and (2) all reasonable and verified costs directly attributable to authorized Technology Transfer Activities, Process Development Activities and/or Analytical Testing Development Activities and/or Manufacturing Activities performed prior to the date of such termination notice; and (3) any wind down or other costs resulting from such termination to the extent such wind down or other costs are incurred during the thirty (30) day notice period. SYNCO shall in such event not be liable for any payments or damages, however, Article 10.7 shall remain applicable. For the avoidance of doubt, in such event, ADVAXIS shall not pay SYNCO for any milestones that were not achieved prior to the date of termination and ADVAXIS shall be released from all future payment obligations in respect of the Manufacturing Activities.

VAT number: NL810676497B01	- 28 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

14.3	(Mutual Termination Rights) Each Party shall have the right without prejudice to any other rights to be exercised, to terminate this Agreement immediately by written notice to the other Party upon occurrence of the any of the following events:

a)	such other Party is adjudged bankrupt or insolvent, applies for judicial or extra-judicial settlement with its creditors, makes an assignment for the benefit of its creditors, voluntarily files for bankruptcy or has a receiver or trustee (or the like) in bankruptcy appointed over its business, property or assets;

b)	such other Party becomes the subject of liquidation or dissolution (except for reconstruction purposes such as mergers etc.) or involuntary bankruptcy proceedings or such other Party otherwise discontinues business; or

c)	if such other Party breaches any material term or condition of this Agreement and such other Party shall not have fully remedied such breach within sixty (60) days (or, if such default cannot be cured within such sixty (60) calendar day period, if the defaulting party has not commenced or diligently continued good faith efforts to cure such default) after having received a written notice to remedy such breach. Any such termination shall become effective automatically at the end of (i) such sixty (60) calendar-day period (ii) if default cannot be cured within five (5) days after the date on which such default could reasonably be expected to be cured, provided the non-defaulting Party has confirmed this date in writing, all the foregoing with unless the defaulting Party has cured any such breach or default prior to the expiration of such sixty (60) calendar day period or the relevant longer extended period. The right of either Party to terminate this Agreement as provided in this Article 14.3(c) shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default.

14.4	(Liability For Payment) Termination of this Agreement in accordance with Article 14.1, 14.2 or 14.3 shall not release any Party from any liability for payment previously accrued or uncancellable payments currently accruing to the other Party prior to the termination date as provided for in this Agreement.

VAT number: NL810676497B01	- 29 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

14.5	(Return of Data and Material) Upon termination of this Agreement in accordance with the provisions of this Agreement, SYNCO will return to ADVAXIS (at the cost of ADVAXIS) all data and unused materials related to the Process Development Activities and the Manufacturing Activities (including all Materials and Raw Materials), whilst retaining copies of any necessary documents and data required for archive and regulatory purposes, which copies and data will remain subject to the provisions of Article 13 hereof.

14.6	(Survival after Termination) The provisions of Article 10.6 through 10.9, 12, 13, 14, 15, and 16 shall survive termination of this Agreement.

Article 15 - Notices

Any notices or other communications to be served on or sent to either Party shall be sufficiently served or sent if sent by fax or electronic mail and confirmed by registered return receipt prepaid mail within twenty four (24) hours after dispatch of the fax or electronic mail to such Party at its address indicated on Appendix E (as each of the Parties may amend such Appendix E as regards its own contact details by sending the other Party a notification of change of contact details at least two (2) weeks prior to the new contact details becoming effective).

Article 16 – Additional Terms

16.1	Force Majeure. A Party shall not be held liable to the other for any delay in performance or non-performance by that Party directly or indirectly caused by reasons of force majeure, including but not limited to industrial disputes, strike, lockouts, riots, mobs, fires, floods, or other natural disasters, wars declared or undeclared, civil strife, embargo, lack or failure of transport facilities, currency restrictions, or events caused by reason of laws, regulations or orders by any government, governmental agency or governmental institution (each “Force Majeure Event”). Provided, however, that the Party affected shall: give prompt written notice to the other Party of the date of commencement of the force majeure, the nature thereof, and expected duration; and shall use its best efforts to avoid or remove the force majeure situation to the extent it is able to do so; and shall make up, continue on and complete performance when such cause is removed to the extent it is able to do so. Any such Force Majeure Event shall not excuse the performance of any other obligations under this Agreement, and shall merely suspend such performance during the continuation of the Force Majeure Event. Either Party has the right to terminate the Agreement with immediate effect and without any liability, upon written notice to the other Party, should the force majeure continue after three months (3) following the first notification.

16.2	Non-Waiver. The failure by any Party at any time to enforce any of the terms or provisions or conditions of this Agreement or exercise any right hereunder shall not constitute a waiver of the same or affect the validity of this Agreement or any part hereof, or that Party's rights thereafter to enforce or exercise the same, unless explicitly provided for in this Agreement. No waiver by a Party shall be valid or binding, except if in writing and signed by a duly authorized representative of the waiving Party.

VAT number: NL810676497B01	- 30 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

16.3	Severability. In case one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such holding shall not affect any other provisions of this Agreement, but this Agreement shall be construed by limiting such provision to such extent as would nearly as possible reflect the intent, purpose and economic effect of such provision, or, if such is not possible, by deleting such provision from this Agreement, provided that the remaining provisions reflect the intent of the Parties, as evidenced by this Agreement as a whole.

16.4	Counterparts. This Agreement may be executed in two or more counterparts, by original or facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.5	Law and Competent Court. This Agreement shall be governed, construed and interpreted by the law of the Netherlands. The Parties agree that all disputes between them arising out of or relating to this Agreement shall first be referred to the CEOs of both parties for resolution. In the event such CEOs cannot resolve such dispute within thirty (30) days after such referral, such dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed upon agreement between the Parties, or, if the Parties cannot agree within fifteen (15) days, appointed in accordance with the said Rules. If SYNCO files for arbitration under this Article 16.5, the place of arbitration shall be held in the City of New York, New York. If ADVAXIS files for arbitration under this Article 16.5, the place of arbitration shall be held in Amsterdam, the Netherlands. Any arbitral proceedings hereunder shall be conducted in English..

16.6	Insurance. Each Party shall maintain in full force and effect during the Term valid and collectible insurance policies providing liability insurance coverage to protect against potential liabilities and risk arising out of activities to be performed under this Agreement.

16.7	Entire Understanding. This Agreement (including Appendices) represents the entire understanding and agreement between the Parties relating to the subject matter hereof and supersedes (except as provided herein) any and all prior arrangements, understandings, and agreements between the Parties, whether written or oral, relating thereto. No amendments, changes, or modifications of the terms of this Agreement shall be valid or binding unless made in writing and signed by the duly authorized representatives of each Party.

VAT number: NL810676497B01	- 31 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

16.8	Independent Status of Parties. Each Party is an independent party acting in its own name and for its own account. Neither Party has any authority to act as an agent or representative of the other, or to contract in the name of, or create or assume any obligation against, or otherwise legally bind, the other Party in any way for any purpose, unless agreed separately in writing. All costs and expenses connected with each Party's activities and performance under this Agreement unless otherwise separately agreed or provided for in this Agreement are to be borne solely by the Party incurring such costs and expenses.

16.9	Publications. SYNCO will be allowed to publish or publicly disclose the existence of this Agreement only with prior written approval by ADVAXIS, which approval shall not unreasonably be withheld. SYNCO shall not make any use of ADVAXIS’ name, trademarks or logo or any variations thereof, alone or in connection with any other word or words, without the prior written consent of ADVAXIS, which consent shall not be unreasonably withheld.

16.10	Assignment. Each Parties may not assign this Agreement or any of its rights or obligations hereunder except with the written consent of the other Party, such consent not to be unreasonably withheld.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives:

Advaxis, Inc.:	SynCo Bio Partners B.V.:

/s/	/s/
By: Gregory T. Mayes	Pierre Warffemius
Title: COO	CEO

VAT number: NL810676497B01	- 32 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

Appendix A

Materials

[please also indicate specifications, if any, including life time of column]

VAT number: NL810676497B01	- 33 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

Appendix B

Request for Change Form

REQUEST FOR CHANGE (“RFC”)

TO BE FILLED OUT BY PARTY SUBMITTING THE RFC

Name of the Party submitting the RFC:

Description of the requested change to the Process Development Activities:

[fill-in]

Date:

Name:

[Signature of authorized representative of the Party submitting the RFC]

TO BE FILLED OUT BY STEERING COMMITTEE

Description of the requested change to the Process Development Activities:

[fill in]

Advice: Change accepted / rejected

Date:

Name:

[Signature of authorized representative of Steering Committee]

VAT number: NL810676497B01	- 34 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

TO BE FILLED OUT BY BOARDS OF BOTH [CONTRACTING PARTY] AND SYNCO

Change accepted / rejected:

Date:

Name:

[Signature of authorized representative of ADVAXIS]

Date:

Name:

[Signature of authorized representative of SYNCO]

VAT number: NL810676497B01	- 35 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

Appendix C

Personnel

Key personnel involved in the project:

VAT number: NL810676497B01	- 36 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

Appendix D

Quality Agreement

[to be attached upon agreement]

VAT number: NL810676497B01	- 37 -	Registered in Amsterdam no: 341 265 25

Master Services Agreement

SynCo Bio Partners B.V. – Advaxis Inc.

February 5th, 2014

Reference: CON-205

Appendix E

Notices

Notices to SYNCO shall be made to:

SynCo Bio Partners B.V.

Attn. CEO

Paasheuvelweg 30

1105 BJ Amsterdam, the Netherlands

Fax No: + 31 20 750 3601

With copy by e-mail to: p.warffemius@syncobiopartners.com

With a copy to:

Attn. Director Business Development

E-mail: r.rijnsoever@syncobiopartners.com

Notices to ADVAXIS shall be made to:

Advaxis, Inc.

Attn. CEO

305 College Road East

Princeton, NJ 08540

U.S.A

With a copy to:

Attn. Director Manufacturing and Quality Operations

Email: walsh@advaxis.com]

VAT number: NL810676497B01	- 38 -	Registered in Amsterdam no: 341 265 25